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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports listed below included in Post Effective Amendment No. 5 to the Registration Statement (Form S-4 No. 333-65615) and related Prospectus of Waste Connections, Inc. for the registration of 3,000,000 shares of its common stock:

   Report dated February 17, 1999 (except for the third and fourth paragraphs of Note 14, as to which the dates are March 31, 1999) with respect to the financial statements and schedule of Waste Connections, Inc. and Predecessors;

   Report dated February 4, 1999 with respect to the combined financial statements of The Murrey Companies (which consist of Murrey's Disposal Company, Inc., American Disposal Company, Inc., D.M. Disposal Co., Inc. and Tacoma Recycling Company, Inc.); and,

   Report dated February 17, 1999 (except for the third and fourth paragraphs of Note 15, as to which the dates are March 31, 1999) with respect to the supplemental consolidated financial statements of Waste Connections, Inc. and Predecessors.


                                                               ERNST & YOUNG LLP

Sacramento, California
April 22, 1999